UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 01, 2025

Cineverse Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31810	22-3720962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 W. 35th St. Suite 500, #947
New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 206-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CLASS A COMMON STOCK, PAR VALUE $0.001 PER SHARE	CNVS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2025, Cineverse Corp. (the “Company”) entered into an employment agreement with Christopher J. McGurk (the “McGurk Employment Agreement”). The McGurk Employment Agreement takes effect on May 1, 2025, and replaced the current employment agreement between the Company and Mr. McGurk (the “Prior Agreement”) that became effective on April 1, 2023. The McGurk Employment Agreement has a term ending on April 30, 2027 with an automatic one-year renewal unless either party provides written notice to the other no later than ninety days prior to the expiration of the initial term. Pursuant to the McGurk Employment Agreement, Mr. McGurk will continue to serve as the Chief Executive Officer and Chairman of the Board of Directors of the Company (the “Board”).

The McGurk Employment Agreement also provides that will receive an annual base salary of $650,000 and will be eligible for (i) under the Company’s Management Annual Incentive Plan (“MAIP”), a target bonus opportunity of $650,000 (the “Target Bonus”) consistent with goals established from time to time by the Compensation Committee (the “Compensation Committee”) of Board, (ii) under the Company’s 2017 Equity Incentive Plan (the “Plan”), restricted stock units (“RSUs”) for 120,000 shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), which (a) will vest in three equal annual installments following the grant date, (b) may be paid out in cash, Common Stock, or a combination thereof, as the Company may determine, and (c) shall immediately vest upon Mr. McGurk’s termination within two (2) years following a Change in Control (as defined in the Plan) other than termination for Cause (as defined in the McGurk Employment Agreement) or resignation for Good Reason (as defined in the McGurk Employment Agreement). Mr. McGurk will also be entitled to participate in all benefit plans and programs that the Company provides to its senior executives.

The McGurk Employment Agreement provides that, in the event of a termination without Cause (as defined in the McGurk Employment Agreement) or a resignation for Good Reason (as defined in the McGurk Employment Agreement), Mr. McGurk shall be entitled to payment of (i) the greater of any Base Salary for the remainder of the Term or eighteen (18) months’ Base Salary at the time of termination and (ii) an amount equivalent to one and one-half (1.5) times the average of the last two (2) bonus payments under the MAIP, if any, under the McGurk Employment Agreement. In the event of, on or after May 1, 2025 and during the Term, and within two (2) years after a Change in Control (as defined in the Plan), a termination without Cause (other than due to Mr. McGurk’s death or disability), a resignation for Good Reason, or upon notice by the Company that it does not wish to renew the Term (as defined in the McGurk Employment Agreement), then in lieu of receiving the amounts described above, Mr. McGurk would be entitled to receive a lump sum payment equal to three (3) times the sum of (a) his then-current annual Base Salary and (b) his Target Bonus for the year of termination.

The foregoing description of the McGurk Employment Agreement is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 10.1.

On May 1, 2025, the Company also entered into an employment agreement with each of Erick Opeka and Gary Loffredo (the “Opeka Employment Agreement” and the “Loffredo Employment Agreement,” respectively, and collectively, the “2025 Employment Agreements”). Each of the 2025 Employment Agreements is effective as of May 1, 2025 and supersedes the prior employment agreements between the Company and each of Mr. Opeka and Mr. Loffredo. Each of the 2025 Employment Agreements has a term ending on April 30, 2027 with an automatic one-year renewal unless either party provides written notice to the other no later than ninety days prior to the expiration of the initial term.

Pursuant to the Opeka Employment Agreement, Mr. Opeka will continue to serve as the President and Chief Strategy Officer of the Company. The Opeka Employment Agreement also provides that Mr. Opeka will receive an annual base salary of $475,000 and will be eligible for (i) a target bonus opportunity under the MAIP (the “Target Bonus”) of $356,250 consistent with goals established from time to time by the Compensation Committee, and (ii) under the Plan, RSUs for 94,550 shares of Common Stock. Mr. Opeka will also be entitled to participate in all benefit plans and programs that the Company provides to its senior executives.

Pursuant to the Loffredo Employment Agreement, Mr. Loffredo will continue to serve as the Chief Legal Officer, Secretary & Senior Advisor of the Company. The Loffredo Employment Agreement also provides that Mr. Loffredo will receive an annual base salary of $460,000 and will be eligible for (i) a target bonus opportunity under the MAIP (the “Target Bonus”) of $322,000 consistent with goals established from time to time by the Compensation Committee, and (ii) under the Plan, RSUs for 76,820 shares of Common Stock. Mr. Loffredo will also be entitled to participate in all benefit plans and programs that the Company provides to its senior executives.

Each of the Opeka Employment Agreement and Loffredo Employment Agreement provides that, in the event of a termination without Cause (as defined in the relevant Employment Agreement) or a resignation for Good Reason (as defined in the relevant Employment Agreement), Mr. Opeka and Mr. Loffredo, as applicable, shall be entitled to payment of 12 months’ Base Salary at the time of termination. In the event of, on or after May 1, 2025 and during the Term, and within two (2) years after a Change in Control (as defined in the Plan), a termination without Cause (other than due to death or disability), a resignation for Good Reason, or upon notice by the Company that it does not wish to renew the Term (as defined in the 2025 Employment Agreements) (“CIC Termination”), then in lieu of receiving the amounts described above, Mr. Opeka and Mr. Loffredo would be entitled to receive a lump sum payment equal to two times the sum of (a) each of their then-current annual Base Salary and (b) their Target Bonus under the MAIP for the year of termination.

The foregoing descriptions of the Opeka Employment Agreement and the Loffredo Employment Agreement are qualified in their entirety by reference to each such agreement, which are filed herewith as Exhibits 10.2 and 10.3.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between Cineverse Corp. and Christopher J. McGurk dated as of May 1, 2025.
10.2	Employment Agreement between Cineverse Corp. and Erick Opeka dated as of May 1, 2025.
10.3	Employment Agreement between Cineverse Corp. and Gary Loffredo dated as of May 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 7, 2025	By:	/s/ Gary S. Loffredo
		Name: Title:	Gary S. Loffredo Chief Legal Officer, Secretary and Senior Advisor